Norwood Financial Corp.

Merger With

Delaware Bancshares, Inc.

March 10, 2016



Bank With Confidence

Wayne Bank

Forward Looking Statements

Statements contained in this presentation that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, possible delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, customer and employee relationships may be disrupted by the merger, the ability to obtain regulatory and shareholder approvals, and difficulties in integrating NBDC into Wayne Bank, as well as factors discussed in documents filed by Norwood Financial Corp. with the Securities and Exchange Commission (SEC) from time to time. Neither Norwood Financial Corp. nor Delaware Bancshares, Inc. undertakes and both specifically disclaim any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Norwood Financial Corp. or Delaware Bancshares, Inc.

Norwood Financial Corp. will file a Registration Statement on Form S-4 with the SEC, which will contain the proxy materials of Delaware Bancshares, Inc. and certain other information regarding Norwood Financial Corp. These proxy materials will set forth complete details of the merger. Investors are urged to carefully read the proxy materials when filed with the SEC, as they will contain important information. Investors will be able to obtain a copy of the proxy materials free of charge at the SEC's website at www.sec.gov. The materials may also be obtained for free by directing a written request to Norwood Financial Corp., 717 Main Street, Honesdale, PA 18431, Attention: Corporate Secretary, or to Delaware Bancshares, Inc., 131-133 Delaware Street, Walton, NY 13856, Attention: Corporate Secretary. Investors should read the proxy materials before making a decision regarding the merger.

Transaction Highlights and Rationale

- **Propels Norwood to over $1 Billion in Assets and Creates the Third Largest Independent Banking Franchise in its Core Markets by Size**
  - $1.1 billion in consolidated assets
  - 27 branches
- **Attractive Core Deposit Base**
  - Delaware's core deposits account for approximately 90.5%(1) of total deposits
  - Delaware's deposit base current cost is 0.30%
  - Ability to utilize Delaware's low loan to deposit ratio (36%) to fund strong loan growth emanating from Norwood's Pennsylvania markets
- **Attractive Valuation**
  - 73.3% of Delaware's Book Value
  - 116.3% of Delaware's Tangible Book Value
  - 0.8% core deposit premium
- **Complementary Market with Upside Potential**
  - Lending markets are familiar to Norwood
  - Provides first physical market presence into New York
  - Casino license approval in Sullivan County
- **Manageable Size**
  - $371 million in assets and 12 branch locations with no complex business or product sets to integrate

(1) Core deposits consist of total deposits less time deposits greater than $100,000.

Transaction Highlights and Rationale

Norwood FINANCIAL CORP

- **Earnings Enhancement through Retirement of Borrowings**
  - Delaware has outstanding senior debt and trust preferred securities totaling approximately $20 million
  - Retirement of such securities will save over $1.3 million in annual pre-tax borrowing costs

- **Favorable Financial Transaction Metrics**
  - Accretive to Norwood earnings per share(1) starting in the first full year of consolidated operations
  - Minimally dilutive to Norwood's pro forma tangible book per share ("TBVPS") with a TBVPS earnback period of under 3 years
  - Norwood remains well-capitalized

- **Minimal Execution Risk**
  - Identical core processing providers should ease customer integration

- **Capacity For Cross Selling**
  - Ability to introduce wealth management, electronic and mobile banking, cash management and related services to customer base

(1) Exclusive of one-time merger related costs.

Acquisition of Delaware Bancshares, Inc.

Transaction:	Norwood Financial Corp. ("Norwood") will acquire 100% of the stock of Delaware Bancshares, Inc. ("Delaware") and its subsidiary, The National Bank of Delaware County ("NBDC Bank")
Consideration:	Delaware shareholders may elect to receive 0.6221 shares of Norwood common stock(1), $16.68 in cash, or a combination of stock and cash so long as the aggregate consideration paid to all Delaware shareholders consists of 75% stock and 25% cash.
Transaction Value:	$15.4 million
Key Provisions:	NBDC Bank will be merged into Wayne Bank and its offices will be rebranded as Wayne Bank
Management:	Lewis J. Critelli, CEO and President of Norwood, will remain as CEO and President of the combined company. All senior management of Norwood will continue in their current roles.
Board Representation:	All Delaware current board members will be offered seats on a regional advisory board. Within 18 months post-closing, one Delaware director will be invited to sit on Norwood's board.
Due Diligence:	Completed comprehensive due diligence, including detailed review of loan portfolio utilizing Norwood senior personnel
Termination Fee:	$615,000
Conditions to Closing:	Customary regulatory and Delaware shareholder approval
Expected Closing:	Third Quarter of 2016

(1) Based on a fixed exchange ratio of 0.6221 and a 20-day average closing market price of $26.81 for Norwood common stock as of March 7, 2016.

Overview of Delaware Bancshares, Inc.

Financial Highlights

($ in 000's)	2011Y	2012Y	2013Y	2014Y	2015Y*
Assets	259,197	269,616	262,854	380,663	371,689
Cash & Securities	132,078	145,750	135,081	241,702	219,780
Net Loans	98,983	95,409	95,440	101,247	114,027
Deposits	217,808	221,507	227,675	304,776	316,969
Total Debt	10,562	17,290	10,941	47,799	26,806
Equity	21,338	22,431	18,012	21,346	21,060
Tangible Equity	13,776	15,189	11,053	13,280	13,275
Net Interest Income	8,008	7,486	7,072	7,593	9,155
Loan Loss Provision	697	233	525	16	150
Non-interest Income	2,038	1,685	2,257	3,253	3,240
Non-interest Expense	7,734	7,599	7,623	10,047	12,219
Net Income	1,505	1,344	1,309	967	591

Profitability Ratios

	2011Y	2012Y	2013Y	2014Y	2015Y*
ROAA	0.59%	0.51%	0.49%	0.30%	0.16%
ROAE	7.27%	6.14%	6.47%	4.91%	2.79%
Net Interest Margin**	3.44%	3.28%	3.05%	2.87%	2.79%
Efficiency Ratio	78.1%	82.8%	85.4%	101.6%	104.4%

* Unaudited.
** Net interest margin data at the bank level.
Source: SNL Financial.

Expanding Geographic Footprint

Norwood FINANCIAL CORP



Cortland
Groton
Ithaca
Norwich
Oneonta
Otsego
Schoharie
South Jefferson
Albany
Coeymans
Smithville Center
Chenango
Oxford
Newfield
Delhi
Windham
Greene
Hudson
Columbia
Berkshire
North Colesville
Elmira
Endwell
Walton
Shandaken
Saugerties
NY
Hallstead
Sayre
Orwell
Fremont Center
Kingston
Marbletown
Montrose
Susquehanna
Troy
Towanda
Liberty
Hyde Park
Dutchess
Poughkeepsie
Callicoon
Sullivan
Auburn Center
Canton
Monticello
Wayne
Tusten
Tunkhannock
Wyoming
Scott
Newburgh
Middletown
Hawley
Port Jervis
Orange
Exeter
Putnam
Jefferson Valley
PA
Wilkes-Barre
Montague
Warwick
Williamsport
Nanticoke
Luzerne
Mt. Pocono
Sussex
Newton
Freeland
White Plains
Stroudsburg
Paterson
Yonkers
Catawissa
Hazleton
Mount Bethel
Hopatcong
Sunbury
Warren
Morris
Hackensack
Lehighton
New York
Newark
Shamokin
Pottsville
Easton
Allentown
Plainfield

● Norwood Financial Corp.

● Delaware Bancshares, Inc.

Wayne Bank

	Location	2015 Deposits ($000s)
1	Honesdale	120,540
2	Milford	92,054
3	Hawley	56,809
4	Stroudsburg	51,086
5	Scranton	39,613
6	Waymart	37,829
7	East Stroudsburg	30,674
8	Clarks Summit	29,653
9	Lakewood	24,851
10	Tannersville	20,781
11	Shohola	18,183
12	Scranton	17,162
13	Effort	14,421
14	Honesdale	12,061
15	Lords Valley	11,631

NBDC BANK

	Location	2015 Deposits ($000s)
1	Walton	120,924
2	Stamford	54,237
3	Franklin	26,562
4	Andes	22,723
5	Monticello	19,236
6	Hamden	14,547
7	Liberty	13,611
8	Roxbury	12,715
9	Callicoon	12,114
10	Roscoe	11,674
11	Narrowsburg	8,172
12	Wurtsboro	6,604

Source: SNL Financial; deposits as of June 30, 2015.

Enhanced Market Share

- **Natural Market Extension Into Complementary New York Markets of Delaware and Sullivan Counties**
  - Which provide access to attractive, low cost funds

Delaware County, NY			
2015 Rank	Institution	Total Deposits ($000s)	Total Market Share (%)
1	NBT Bancorp Inc. (NY)	301,749	31.6%
2	**Delaware Bancshares Inc. (NY)**	**251,708**	**26.3%**
3	Delhi Bank Corp. (NY)	250,639	26.2%
4	Community Bank System Inc. (NY)	151,914	15.9%
	Total For Institutions In Market (4)	**956,010**	

Sullivan County, NY			
2015 Rank	Institution	Total Deposits ($000s)	Total Market Share (%)
1	Jeffersonville Bancorp (NY)	409,747	34.1%
2	Catskill Hudson Bancorp Inc. (NY)	269,262	22.4%
3	KeyCorp (OH)*	99,301	8.3%
4	JPMorgan Chase & Co. (NY)	97,588	8.1%
5	Toronto-Dominion Bank	89,297	7.4%
6	**Delaware Bancshares Inc. (NY)**	**71,411**	**5.9%**
7	M&T Bank Corp. (NY)	71,302	5.9%
8	Citizens Financial Group Inc. (RI)	39,697	3.3%
9	Berkshire Bancorp Inc. (NY)	28,662	2.4%
10	Sterling Bancorp (NY)	25,423	2.1%
	Total For Institutions In Market (10)	**1,201,690**	

* Pro Forma.
Source: SNL Financial; deposits as of June 30, 2015.

Deal Metrics

- **Purchase price multiples compare favorably to similar transactions in the region and nationally**

Purchase Price Overview *($000s in thousands)*	
Purchase Price:	
Common Stock(1)	$15,437
Purchase Price to Delaware's:(2)	
Market Capitalization Premium	27.2%
Book Value	73.3%
Tangible Book Value	116.3%
LTM Net Income	26.1x
Core Deposit Premium	0.8%

(1) Based on 925,499 common shares outstanding.
(2) Based on a fixed exchange ratio of 0.6221 and a 20-day average closing market price of $26.81 for Norwood common stock as of March 7, 2016.

Pro Forma Financial Impact

- **Earnings Impact**
  - Repayment of Delaware outstanding senior notes and trust preferred reduces pre-tax interest expense by approximately $1.3 million
  - Slightly accretive to 2016 EPS recognizing a less than full year of consolidated results[(1)] (Q3 estimated close)
  - Accretive to estimated 2017 EPS with full year consolidated results
- **Capital Impact**
  - Norwood will use its excess capital to deleverage Delaware by reducing its borrowings and thereby enhancing earnings as noted above
  - Pro forma capital ratios well in excess of regulatory guidelines
  - Initial Tangible Book Value Per Share Dilution approximately 4% with an earnback period of under 3 years
- **Pro Forma Shareholder Base**
  - Approximately 425,000 shares issued to fund acquisition
  - Norwood pro forma ownership of approximately 90% and Delaware pro forma ownership of 10%

(1) Excluding one-time merger related costs.

Stockholders or others seeking information regarding the Company may call or write:

Norwood Financial Corp.
Investor Relations
717 Main Street
Honesdale, Pennsylvania 18431
www.waynebank.com
info@waynebank.com

Lewis J. Critelli
President &
Chief Executive Officer
(570) 253-8512

William S. Lance
Executive Vice President &
Chief Financial Officer
(570) 253-8505

Transaction Advisors

Norwood:	Boenning & Scattergood, Inc. – Financial Advisor Jones Walker LLP – Legal Counsel
Delaware:	Sandler O'Neill + Partners, LP – Financial Advisor Cranmore, FitzGerald & Meaney – Legal Counsel